     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1996
                                                   REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                      HEALTHCARE REALTY TRUST INCORPORATED
             (Exact name of Registrant as specified in its charter)

            MARYLAND                     62-1507028                             6798
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial Incorporation
 organization)                     Identification Number)          or Classification Code Number)

                              3310 WEST END AVENUE
                                  FOURTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                                 DAVID R. EMERY
                      HEALTHCARE REALTY TRUST INCORPORATED
                              3310 WEST END AVENUE
                                  FOURTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 --------------

                          Copies of communications to:

                             THEODORE W. LENZ, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS
                           2100 NASHVILLE CITY CENTER
                                511 UNION STREET
                        NASHVILLE, TENNESSEE 37219-1760
                                 (615) 244-6380

                                 --------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
        Title of Each  Class of             Proposed Maximum Aggregate Offering                     Amount of
      Securities to be Registered                          Price                                Registration Fee
- ----------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$.01 par value                                          $50,000,000                                $17,241 (1)
================================================================================================================

(1)  Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

                               ------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                      HEALTHCARE REALTY TRUST INCORPORATED
                             CROSS REFERENCE SHEET
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)

                 Items of Form S-4                                  Prospectus Caption or Location
                 -----------------                                  ------------------------------
A.   INFORMATION ABOUT THE TRANSACTION

1.   Forepart of Registration State-
       ment and Outside Front Cover
       Page of Prospectus . . . . . . . . .        Facing Page of Registration Statement; Outside Front
                                                   Cover Page of Prospectus
2.   Inside Front and Outside Back
       Cover Pages of Prospectus. . . . . .        Inside Front Cover Page of Prospectus
3.   Risk Factors, Ratio of Earnings
       to Fixed Charges and Other
       Information  . . . . . . . . . . . .        "The Company"
4.   Terms of the Transaction . . . . . . .        Not Applicable
5.   Pro Forma Financial Information. . . .        Not Applicable
6.   Material Contracts with the
       Company Being Acquired . . . . . . .        Not Applicable
7.   Additional Information Required
       for Reoffering by Persons
       and Parties Deemed to be
       Underwriters . . . . . . . . . . . .        "Selling Stockholders"
8.   Interests of Named Experts
       and Counsel. . . . . . . . . . . . .        Not Applicable
9.   Disclosure of Commission
       Position on Indemnification for
       Securities Act Liabilities . . . . .        Not Applicable

B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to
       S-3 Registrants. . . . . . . . . . .        "Incorporation of Certain Information by Reference;"
                                                   "The Company"
11.  Incorporation of Certain
       Information by Reference . . . . . .        "Incorporation of Certain Information by Reference"
12.  Information with Respect to
       S-2 or S-3 Registrants . . . . . . .        Not Applicable
13.  Incorporation of Certain
       Information by Reference . . . . . .        Not Applicable
14.  Information with Respect to
       Registrants Other than S-3
       or S-2 Registrants . . . . . . . . .        Not Applicable


C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to
       S-3 Companies. . . . . . . . . . . .        Not Applicable
16.  Information with Respect to
       S-2 or S-3 Companies . . . . . . . .        Not Applicable
17.  Information with Respect to
       Companies Other than S-3
       or S-2 Companies . . . . . . . . . .        Not Applicable

D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents
       or Authorizations are to be
       Solicited. . . . . . . . . . . . . .        Not Applicable
19.  Information if Proxies, Consents
       or Authorizations are not to
       be Solicited in an Exchange
       Offer. . . . . . . . . . . . . . . .        Not Applicable

PROSPECTUS
_____________, 1996

                                  $50,000,000


                      HEALTHCARE REALTY TRUST INCORPORATED

                             SHARES OF COMMON STOCK

                          ----------------------------

      This Prospectus relates to the issuance from time to time by Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in an aggregate amount of up to $50,000,000, upon terms to be determined at the time of such offering. The Common Stock may be offered in such amounts, at such prices and on such terms to be set forth in a supplement to this Prospectus (a "Supplement").

      The Common Stock is to be offered directly by the Company in connection with the acquisition of the assets of, or ownership interests in, certain healthcare related properties, as determined pursuant to arms-length negotiations between the Company and the sellers of the properties. The specific terms under which the Common Stock is being offered in connection with the delivery of this Prospectus will be set forth in the applicable Supplement and will include the specific number of shares of Common Stock and the issuance price per share. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Common Stock, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.
The Common Stock may not be offered through this Prospectus without delivery of the applicable Supplement.

      The applicable Supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the shares of Common Stock covered by such Supplement.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
        TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                    THE ATTORNEY GENERAL OF THE STATE OF NEW
                YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF
        THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                ---------------

       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SHARES TO ANY PERSON, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                             AVAILABLE INFORMATION

       The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company may be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. The Prospectus and any accompanying Prospectus Supplement do not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus and any accompanying Prospectus Supplement concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of it or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.


                                ---------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents which have previously been filed by the Company with the Commission under the Exchange Act (File No. 1-11852) are incorporated herein by reference: (i) the description of the Company's Common Stock contained in the Form 8-A filed with the Commission on April 12, 1993; (ii) the Annual Report on Form 10-K for the year ended December 31, 1995, (iii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and (iv) the proxy statement dated March 29, 1996, in connection with its annual meeting of stockholders held on May 14, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company, at 3310 West End Avenue, Suite 400, Nashville, Tennessee 37203, Attention:
Fredrick M. Langreck, Treasurer and Comptroller (615) 269-8175.

                                  THE COMPANY

      The Company was organized as a REIT to invest, either directly or through wholly owned subsidiaries, in, or provide real estate services with respect to, healthcare related properties throughout the United States. The Company's objective is to become a valued full service provider of real estate solutions to quality healthcare providers, focusing predominantly on outpatient (often referred to as "alternate site") healthcare facilities, which are designed for the provision of medical services outside of a traditional hospital or nursing home setting. In an effort to attain this objective, the Company offers a broad range of services including real estate funding, property management, build-to-suit development, and real estate advisory work. The Company is the first fully integrated healthcare REIT.

      The Company acquires existing healthcare facilities, provides property management, leasing and build-to-suit development services, and capital for the construction of build-to-suit developments for qualified healthcare operators. The Company owns a diversified portfolio of healthcare properties, which are subject to long term leases or financial support arrangements to ensure the continuity of revenues and coverage of costs and expenses relating to the properties by the tenants and the related healthcare operators. The Company's strategy is to acquire healthcare facilities diversified by healthcare operator, facility type, and geographic location. The Company seeks to develop relationships with well-established, rapidly growing healthcare companies that present both relatively low risk and opportunities for future business.

      The principal executive offices of the Company are located at 3310 West End Avenue, Suite 400, Nashville, Tennessee 37203, and its telephone number is
(615) 269-8175. Unless the context indicates otherwise, references herein to the Company include the Company's subsidiaries.


                  FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

      The following description of certain federal income tax matters and Employee Retirement Income Security Act of 1974, as amended ("ERISA"), considerations relating to the Company is qualified in its entirety by reference to the more detailed description thereof contained in the opinion of Baker, Donelson, Bearman & Caldwell, P.C., Nashville, Tennessee, regarding such matters, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The Company is and intends to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company's net income which is distributed as dividends to shareholders will be exempt from federal taxation. Distributions to the Company's shareholders generally will be includable in their income. However, dividends distributed which are in excess of current or accumulated earnings will be treated for tax purposes as a return of capital to the extent of a shareholder's basis, and will reduce the basis of shareholders' shares of Common Stock with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those shares of Common Stock.

      The Company intends to conduct its affairs so that the assets of the Company will not be deemed to be "plan assets" of any individual retirement account, employee benefit plan subject to Title I of ERISA, or other qualified retirement plan subject to Section 4975 of the Code which acquires its Common Stock. The Company believes that under present law, its distributions do not create so called "unrelated business taxable income" to tax exempt entities such as pension trusts, subject, however, to certain new rules which after 1993 will apply to pension trusts holding more than 10% of the Company's Common Stock.

EACH PROSPECTIVE PURCHASER OF THE COMMON STOCK IS ADVISED TO CONSULT HIS OWN PROFESSIONAL ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX AND ERISA CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK.


                              SELLING STOCKHOLDERS

      The Company will issue shares of Common Stock in connection with its acquisition of the assets or stock of healthcare properties. Certain persons who are deemed affiliates of the Company may determine to reoffer such shares to the public. The identity of the selling stockholders, the number of shares of Common Stock to be sold by the selling stockholders and the price per share of Common Stock will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the selling stockholders and the number of shares of Common Stock to be resold will be provided at the time of such transaction by means of a Supplement or a Post-Effective Amendment hereto, as applicable.

      The sale of such shares of Common Stock by the selling stockholders may be effected from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on such shares of Common Stock, or through a combination of such methods of sale, at prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may effect such transactions by selling such shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of such shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

      The selling stockholders and any broker-dealers who act in connection with the sale of such shares of Common Stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of such shares of Common Stock as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company intends to make available public information concerning itself in compliance with the Securities Act and the regulations thereunder, and accordingly, Rule 144 or 145 under the Securities Act may be available for use by holders of Common Stock to effect transfers of such securities, subject to compliance with the remaining provisions of such rules.


                                 LEGAL MATTERS

      The legality of the shares of the Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, a Professional Limited Liability Company, Nashville, Tennessee. The description of the federal income tax consequences will be passed upon by Baker, Donelson, Bearman & Caldwell, P.C., Nashville, Tennessee.


                                    EXPERTS

      The consolidated financial statements and schedule of the Company, incorporated by reference or appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated or included therein and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedule (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Second Articles of Amendment and Restatement of the Registrant provide as follows:


                                   ARTICLE IX
                        LIMITATION ON PERSONAL LIABILITY
                   OF DIRECTORS AND OFFICERS; INDEMNIFICATION

      A director of officer shall not be personally liable to the corporation or its shareholders for money damages unless (i) it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding, based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      If the law of the State of Maryland is hereafter amended to authorize corporation action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by Maryland law as so amended from time to time. Any repeal or modification of this Article IX by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer or the corporation existing at the time of such repeal or modification.

      The corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by the law of the State of Maryland. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the law of the State of Maryland, whether or not the corporation would have the power to indemnify against liability under the provisions of such law.

      The Second Amended and Restated Bylaws of the Registrant provides as follows:


                                   ARTICLE IX
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

      SECTION 1. INDEMNIFICATION. The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and the corporation may indemnify and advance expenses to its officers, employees and agents to the same extent as its directors and to such further extent as is consistent with law. The officers of the Corporation shall be entitled to such indemnification except to the extent that the Board of Directors may otherwise prospectively determine in any situation. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the law of the State of Maryland, whether or not the corporation would have the power to indemnify against liability under the provisions of such law.

      SECTION 2. PROVISIONS NOT EXCLUSIVE. This Article shall not be construed as a limitation upon the power of the corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or his official capacity and as to action in another capacity while holding office.

      SECTION 3. ADDITIONAL INFORMATION. The benefits of the indemnification and hold harmless provisions applicable to the officers and directors of this corporation under the General Corporation Law of the State of Maryland or any other applicable law of the State of Maryland shall also be applicable to the officers (including without limitation the Chairman, Treasurer, and Assistant Treasurer) appointed from time to time by the President of this corporation to serve in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal, state or local election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended or any similar federal, state or local statute or ordinance.

      Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director of officer failed to meet the requisite standard of conduct for permitted indemnification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)     Exhibits

EXHIBIT
NUMBER                    DESCRIPTION
- ------                    -----------
  3.1    --      Second Articles of Amendment and Restatement of the Registrant.(1)
  3.2    --      Second Amended and Restated Bylaws of the Registrant.(2)
  4      --      Specimen stock certificate.(1)
  5      --      Opinion of Waller Lansden Dortch & Davis, a Professional Limited Liability Company (filed herewith)
  8      --      Opinion of Baker, Donelson, Bearman & Caldwell, P.C. (filed herewith)
  10.1   --      1993 Employees Stock Incentive Plan of Healthcare Realty Trust Incorporated.(1)
  10.2   --      1995 Restricted Stock Plan for Non-Employee Directors of Healthcare Realty Trust Incorporated.(6)
  10.3   --      Executive Retirement Plan.(1)
  10.4   --      Retirement Plan for Outside Directors.(1)
  10.5   --      Deferred Compensation Plan.(1)
  10.6   --      Dividend Reinvestment Plan.(2)
  10.7   --      Employment Agreement by and between David R. Emery and Healthcare Realty Trust Incorporated.(1)
  10.8   --      Employment Agreement by and between Kenneth D. Stach and Healthcare Realty Trust Incorporated.(1)
  10.9   --      Employment Agreement by and between Roger O. West and Healthcare Realty Trust Incorporated.(4)
  10.10  --      Employment Agreement by and between Timothy G. Wallace and Healthcare Realty Trust Incorporated.(1)
  10.11  --      Employment Agreement by and between Fredrick M. Langreck and Healthcare Realty Trust Incorporated.(1)
  10.12  --      Indemnity Agreement by and between Roger O. West and Healthcare Realty Trust Incorporated.(4)
  10.13  --      Credit Agreement, dated August 3, 1994, by and among Healthcare Realty Trust Incorporated; NationsBank of Georgia, N.A.; First Tennessee Bank National Association; and AmSouth Bank of Alabama.(3)
  10.14  --      Amendment No. 1 to Credit Agreement among the Company and NationsBank of Georgia, N.A., as agent for the lending banks.(6)
  10.15  --      Form of Note Purchase Agreement, dated as of September 1, 1995, pertaining to $90,000,000 aggregate principal amount of 7.41% Senior Notes due September 1, 2002.(5)
  11     --      Statement re computation of per share earnings.(7)
  13     --      Annual Report to Shareholders for the year ended December 31, 1995.(6)
  21     --      Subsidiaries of the Registrant.(6)
  23.1   --      Consent of Ernst & Young LLP, independent auditors (filed herewith).
  23.2   --      Consent of Waller Lansden Dortch & Davis, a Professional Limited Liability Company (contained in opinion filed as Exhibit 5).
  23.3   --      Consent of Baker, Donelson, Bearman & Caldwell, P.C. (contained in opinion filed as Exhibit 8).
  24     --      Power of Attorney (included on page II-6).

- ---------------
  (1)Filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 33-60506) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

  (2)Filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 33-72860) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

  (3)Filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1994 and hereby incorporated by reference.

  (4)Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1994 and hereby incorporated by reference.

  (5)Filed as an exhibit to the Company's Form 10-Q for the quarter ended September 30, 1995 and hereby incorporated by reference.

  (6)Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1995 and hereby incorporated by reference.

  (7)Filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1996 and hereby incorporated by reference.

       (b)    Financial Statement Schedules

       All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

       The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on July 9, 1996.

                                         HEALTHCARE REALTY TRUST INCORPORATED


                                         By: /s/ David R. Emery
                                             -----------------------------------
                                             David R. Emery
                                             Chairman and President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Emery and Roger O. West his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                     Title                                Date
              ---------                                     -----                                ----
/s/ David R. Emery                                 Chairman, President,                      July 9, 1996
- -------------------------------------               and Director (Principal
David R. Emery                                      Executive Officer)


/s/ Timothy G. Wallace                             Vice President-Finance                    July 9, 1996
- ------------------------------------                (Principal Financial Officer)
Timothy G. Wallace


/s/ Fredrick M. Langreck                           Treasurer and Controller                  July 9, 1996
- -------------------------------------               (Principal Accounting Officer)
Fredrick M. Langreck


/s/ Errol L. Briggs, Ph.D.                         Director                                  July 9, 1996
- -------------------------------------
Errol L. Biggs, Ph.D.


/s/ Thompson S. Dent                               Director                                  July 9, 1996
- ------------------------------------
Thompson S. Dent


/s/ Charles Raymond Fernandez, M.D.                Director                                  July 9, 1996
- ------------------------------------
Charles Raymond Fernandez, M.D.

/s/ Batey M. Gresham, Jr.                          Director                                  July 9, 1996
- ------------------------------------
Batey M. Gresham, Jr.


/s/ Marliese E. Mooney                             Director                                  July 9, 1996
- ------------------------------------
Marliese E. Mooney


/s/ Edwin B. Morris                                Director                                  July 9, 1996
- ------------------------------------
Edwin B. Morris


/s/ John Knox Singleton                            Director                                  July 9, 1996
- ------------------------------------
John Knox Singleton

                                 EXHIBIT INDEX

EXHIBIT                                                                                                             PAGE
NUMBER   DESCRIPTION OF EXHIBITS                                                                                   NUMBER
- ------   -----------------------                                                                                   ------
3.1      --   Second Articles of Amendment and Restatement of the Registrant.(1)
3.2      --   Second Amended and Restated Bylaws of the Registrant.(2)
4        --   Specimen stock certificate.(1)
5        --   Opinion of Waller Lansden Dortch & Davis, a Professional Limited Liability Company (filed herewith)
8        --   Opinion of Baker, Donelson, Bearman & Caldwell, P.C. (filed herewith)
10.1     --   1993 Employees Stock Incentive Plan of Healthcare Realty Trust Incorporated.(1)
10.2     --   1995 Restricted Stock Plan for Non-Employee Directors of Healthcare Realty Trust
              Incorporated.(6)
10.3     --   Executive Retirement Plan.(1)
10.4     --   Retirement Plan for Outside Directors.(1)
10.5     --   Deferred Compensation Plan.(1)
10.6     --   Dividend Reinvestment Plan.(2)
10.7     --   Employment Agreement by and between David R. Emery and Healthcare Realty Trust
              Incorporated.(1)
10.8     --   Employment Agreement by and between Kenneth D. Stach and Healthcare Realty Trust
              Incorporated.(1)
10.9     --   Employment Agreement by and between Roger O. West and Healthcare Realty Trust
              Incorporated.(4)
10.10    --   Employment Agreement by and between Timothy G. Wallace and Healthcare Realty Trust
              Incorporated.(1)
10.11    --   Employment Agreement by and between Fredrick M. Langreck and Healthcare Realty Trust
              Incorporated.(1)
10.12    --   Indemnity Agreement by and between Roger O. West and Healthcare Realty Trust Incorporated.(4)
10.13    --   Credit Agreement, dated August 3, 1994, by and among Healthcare Realty Trust Incorporated;
              NationsBank of Georgia, N.A.; First Tennessee Bank National Association; and AmSouth Bank of
              Alabama.(3)
10.14    --   Amendment No. 1 to Credit Agreement among the Company and NationsBank of Georgia, N.A., as agent for the lending bank.(6)
10.15    --   Form of Note Purchase Agreement, dated as of September 1, 1995, pertaining to $90,000,000 aggregate principal amount of 7.41% Senior Notes due September 1, 2002.(5)
11       --   Statement re computation of per share earnings.(7)
13       --   Annual Report to Shareholders for the year ended December 31, 1995.(6)
21       --   Subsidiaries of the Registrant.(6)
23.1     --   Consent of Ernst & Young LLP, independent auditors (filed herewith).
23.2     --   Consent of Waller Lansden Dortch & Davis, a Professional Limited Liability Company (contained in opinion filed as Exhibit 5).
23.3     --   Consent of Baker, Donelson, Bearman & Caldwell, P.C. (contained in opinion filed as Exhibit 8).
24       --   Power of Attorney (included on page II-6).

- ---------------
  (1)Filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 33-60506) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

  (2)Filed as an exhibit to the Company's Registration Statement on Form S-11 (Registration No. 33-72860) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

  (3)Filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1994 and hereby incorporated by reference.

  (4)Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1994 and hereby incorporated by reference.

  (5)Filed as an exhibit to the Company's Form 10-Q for the quarter ended September 30, 1995 and hereby incorporated by reference.

  (6)Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1995 and hereby incorporated by reference.

  (7)Filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1996 and hereby incorporated by reference.